Exhibit 10.28
CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

    THIS CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE (the “Agreement”) is made between DAVID L. SCHUTTE (“Employee”) and KNOLL, INC. (the “Company”). Together, Employee and the Company shall be referred to as the “Parties.”

    WHEREAS, Employee has been employed by the Company; and

    WHEREAS, the Company has decided to end its employment relationship with Employee for legitimate business reasons; and

    WHEREAS, the Company desires to establish with this Agreement the terms associated with the termination of Employee’s employment with the Company.

    NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual covenants contained herein, the Parties agree as follows:

1.End of Employment. Employee and the Company agree that Employee's employment will be permanently terminated on October 16, 2020 (the “Termination Date”). Except as set forth in Section 8 below, as of the Termination Date, Employee will cease to perform any duties for or on behalf of the Company, or any corporation, partnership or other entity owned by or otherwise affiliated with the Company (“Company Affiliates”).

2.Separation Benefits. If Employee elects to enter into this Agreement, and subject to, and in accordance with the terms set forth in this Agreement, Employee will be entitled to the severance payment detailed in Exhibit A attached hereto (the “Separation Benefits”).

3.    Other Payments and Benefits.

(A)Employee will be paid through the Termination Date and will receive payment of any accrued, unused vacation days for the current calendar year, with such payments being made regardless of whether Employee signs this Agreement. Otherwise, Employee acknowledges that Employee has received from the Company all compensation earned and accrued through the date of this Agreement, and that no additional severance, bonus, commission, paid time off, or other payments of any kind other than those specifically described in this Agreement are due to be paid to Employee.

(B)Group health benefits (medical, dental, vision and/or prescription benefits), if any, will terminate as of October 31, 2020. Employee will be eligible to elect continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), with information regarding continuation rights provided in separate correspondence. Any COBRA premiums will be Employee's responsibility.

(C)Group term life, accidental death and dismemberment, short-term and long-term disability, 401k participation, and any and all other employee benefits participation shall cease as of the Termination Date, in accordance with and subject to any rights under the provisions of such plans.

(D)The Company will take no steps to contest or dispute any claim for unemployment compensation benefits Employee may make; provided, it is mutually understood that the

Company will respond truthfully to any mandatory information requests and that the state unemployment authorities will make all unemployment compensation eligibility decisions.

4.     General Release of Claims. In consideration for the Separation Benefits described herein, benefits to which Employee would otherwise not be entitled, Employee (for Employee, Employee's heirs and personal representatives) hereby releases, waives and discharges the Company and any Company Affiliate, and all subsidiaries, shareholders, directors, officers, agents, employees, attorneys, representatives, and insurers of the Company or any Company Affiliate (collectively, the “Released Parties”), from any and all claims and/or causes of action, known or unknown, which Employee may have (or could claim to have) against any of the Released Parties arising at any time up to and including the date that Employee signs this Agreement, including without limitation any waivable claims arising or in any way resulting from or relating to Employee's employment with the Company or the termination thereof. It is understood, however, that this Release of Claims will not serve to waive any claims relating to the enforcement or validity of this Agreement itself, or any claims that cannot legally be subject to a release of this kind, such as claims for unemployment or workers' compensation benefits.

Without limitation of the foregoing, Employee specifically waives any waivable claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the Employee Retirement Income Security Act, the Equal Pay Act, the New York State Human Rights Law, the New York State Labor Law, the New York Minimum Wage Act, the New York State Civil Rights Law, the New York City Human Rights Law, New York City Earned Sick Leave Law, all as amended, and any other federal, state, or local law or ordinance relating in any way to unlawful discharge, discrimination, wage payment, or fair employment practices, and any claim under any common law theory, including without limitation breach of contract (express or implied), intentional infliction of emotional distress, wrongful discharge or other tort.

Employee warrants and represents that Employee has not, prior to signing this Agreement, filed any claim, charge, or complaint with any court or government agency in any way relating to Employee's employment with the Company, nor has Employee filed any claim, charge, or complaint whatsoever against any of the Released Parties identified above.

Employee further waives any right to become, and promises not to become, a member of any class in any proceeding or case in which a claim or claims against any Released Party arise, in whole or in part, from any event which occurred prior to the date of this Agreement, except any class proceeding from which Employee cannot, by operation of law or order of court, opt out.

    Nothing in this Agreement is intended to limit Employee’s right or ability to (i) seek a judicial determination of the validity of the Agreement's waiver of claims under the Age Discrimination in Employment Act, (ii) file a charge or claim of discrimination with the United States Equal Employment Opportunity Commission or comparable state or local agencies, (iii) cooperate in any investigation conducted by any federal, state, or local agency; or (iv) report violations of any law administered by the Securities and Exchange Commission or Occupational Safety and Health Administration or receive any award from such agencies for reporting a violation of federal law. Employee understands, however, that the General Release set forth above will completely bar any recovery or relief obtained on Employee’s behalf, whether monetary or otherwise, by any person or entity with respect to any of the claims that Employee has released against any and all of the Released Parties, including but not limited to any recovery as a member of a class in any class action proceeding.

5.Confidentiality. Employee recognizes and acknowledges that certain proprietary and confidential data relating to the Company or Company Affiliates has been developed by or came to the attention of Employee during the course of Employee's employment with the Company. Employee understands that such proprietary and confidential data includes matters not generally known outside of the Company and may include trade secrets, know-how, plans, design information, research, financial data, specifications, policies, procedures, contracts, computer programs or computer-generated data (whether hard copy or machine readable form), business plans, sales plans and strategies, marketing plans, processes, methods of manufacture, sourcing information, developments, inventions, improvements, lists or compilations of customers or potential customers, pricing information, cost information, and lists or other information relating to suppliers (“Confidential Information”).

    Employee agrees that Employee will not, without the prior written consent of the Company, use or disclose to any person, organization or entity, any Confidential Information at any point in the future. Employee agrees that all Confidential Information developed by, acquired by, or existing at the Company or any Company Affiliate is the exclusive property of the Company or the applicable Company Affiliate.

6.Company Property and Papers. Employee will return to the Company all property of the Company in Employee's custody, possession, or control, including without limitation all Confidential Information, Company equipment, laptops, computers, any Smartphone or other mobile devices, keys, access cards, credit cards and identification cards.

7.Non-Disclosure and Non-Disparagement.

        (A)    Intentionally omitted

        (B)    Employee shall not at any time criticize or disparage the Company or any Company Affiliate, their products, services, or business practices.

        (C)    Nothing in this Agreement should be construed to prevent Employee from providing information that is requested in connection with a government investigation, or that is specifically in response to a subpoena or other legal process, or from giving truthful testimony to administrative agencies or courts as required by law.

        (D)    In consideration for the Separation Benefits, Employee shall not, for a period of six (6) months from the Effective Date, directly or indirectly, whether as an employee, consultant, independent contractor, director, owner, partner, joint venture or otherwise, (i) provide services to or for any Competitive Business (as defined below) (provided that Executive may own, directly or indirectly, up to 1% of the outstanding capital stock of any Competitive Business having a class of capital stock which is traded on any national stock exchange, interdealer quotation system or in the over-the-counter market); (ii) solicit or induce, or in any manner attempt to solicit or induce, any person employed by, acting as consultant or contractor for, or as agent of, the Company or any Company Affiliate to terminate such person’s contract of employment, consultancy or agency, as the case may be, with the Company or any Company Affiliate; or (iii) divert, or attempt to divert, any person, concern, or entity from doing business with the Company or any Company Affiliate, nor will he attempt to solicit or induce any such person, concern or entity to cease being a customer or supplier of the Company or any Company

Affiliate or to reduce or limit its business relationship with the Company or and Company Affiliate. For purposes of this Agreement, “Competitive Business” means: Herman Miller, Inc., Haworth, Inc., HNI Corp., Steelcase Inc., Kimball International, Inc., Teknion, Humanscale Corporation, David Sutherland Inc., RH (a/k/a Restoration Hardware), Design Holding, and any parent company, subsidiary, joint venture or affiliate of the foregoing entities. For purposes of this Agreement, an affiliate or joint venture is an entity that, either directly or indirectly, controls, is controlled by, or under common control with, any of the foregoing entities.

8.Cooperation. Employee agrees that Employee will respond to any requests for information necessary to the transition of Employee job responsibilities and will cooperate with respect to any claims or investigations. This duty to cooperate includes assistance and cooperation with the Company in locating information or data, providing other known information and transitioning business relationships, and Employee agrees to be available by telephone at the Company’s request for such purposes. Upon execution of this Agreement, Employee hereby resigns, effective the Termination Date, from any and all officer, manager and director positions and titles held by Employee at Company and at any Company Affiliate.

9.No Representations or Admissions. Nothing in this Agreement will be construed as any representation or admission of wrongdoing or liability of any sort. This Agreement is executed as a compromise and to bring an amicable conclusion to the employment relationship.

10.Governing Law and Forum Selection. This Agreement shall be governed by the laws of the State of New York, without regard to conflicts of law principles. The Parties irrevocably agree to submit to the exclusive jurisdiction of the state and federal courts located in the State of New York.

11.Entire Agreement. This Agreement and any exhibits attached hereto (A) shall inure to the benefit of each of the Released Parties and all of their successors/assigns and legal representatives, and shall be binding upon Employee and Employee’s heirs and legal representatives; (B) may not be changed except by an agreement in writing signed by the Party against whom enforcement of such change is sought; and (C) represent the complete and entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings, and communications (whether with the Company or a Company Affiliate) relating in any way to Employee’s employment or the subject matter hereof, except for any pre-existing obligations with respect to confidentiality of information and ownership of inventions and intellectual property. Notwithstanding the foregoing, the Performance-Based Stock Unit Agreements between the Company and Employee and the Restricted Share Agreements between the Company and Employee (collectively, the “Equity Agreements”) shall continue to govern the equity awards previously made to Employee; provided, however, that for purposes of the Equity Agreements, the termination of Employee’s employment with Company shall be deemed a “Termination Without Cause” as defined in the Equity Agreements.

12.Severability. The invalidity of any provision herein shall not affect the validity of any other provision, and in the event that any provision of this Agreement shall be held void, voidable or unenforceable, the remaining portions hereof shall remain in full force and effect.

13.Acknowledgment. Employee specifically acknowledges that:

(A)the Company has advised Employee to consult with an attorney of Employee's choosing concerning the legal significance of this Agreement;

(B)this Agreement is written in a manner that Employee understands, Employee has carefully read and understands the terms of this Agreement, and Employee enters into this Agreement knowingly and voluntarily, without any compulsion, duress, or undue influence from anyone;

(C)Employee has been provided up to twenty-one (21) days to decide whether to sign the Agreement; and

(D)if Employee signs this Agreement, Employee then has seven (7) days following the date of signing to revoke the Agreement by providing written notice of the revocation to Roxanne Klein, Senior Vice President of Human Resources, Knoll, Inc., 1235 Water Street, East Greenville, PA 18041.

    IN WITNESS WHEREOF, and intending to be legally bound, Employee has hereunto set Employee's hand and the Company has caused this Agreement to be executed by its duly authorized agent, all as of the date(s) set forth below. This Agreement shall become effective and irrevocable on the eighth day after it is signed by Employee (the “Effective Date”).

        EXECUTED in multiple copies, each having the same force and effect as the original.

KNOLL, INC.                      EMPLOYEE

By:
Name:                            DAVID L. SCHUTTE
Title:
Date:                                         Date:

EXHIBIT A
SEPARATION BENEFITS

If you elect to enter into this Agreement, within fifteen (15) days following the date on which you have returned both the executed Agreement to the Company and all Company property in your possession, Knoll, Inc. will provide you with the following transition benefits:
•Severance payments in the gross total amount of $575,000 payable as follows: $425,000 shall be paid in twenty-six (26) regular bi-weekly payroll installments of $16,346.15 payable over twelve (12) months from the Effective Date; and the remaining $150,000 shall be paid one-half ($75,000) on February 15, 2021 and one-half ($75,000) on the six (6) month anniversary of the Effective Date, in each case contingent on compliance with the non-competition provisions of Section 7(D) above.

These severance payments shall be subject to all legally required, customary and authorized withholdings and deductions, including state and federal income taxes and social security taxes, and shall be reportable by a form W-2. These payments shall not be eligible to be contributed to any qualified savings plan and shall not be benefit-bearing compensation for purposes of any other employee benefit plans.